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                             NORTH AMERICAN FUNDS

                         Establishment and Designation
             of Additional Series of Shares of Beneficial Interest
                         ($0.001 par value per share)

                     Re-naming of Certain Series of Shares

              Establishment and Designation of Classes of Shares

                          ---------------------------

         The undersigned, being a majority of the Trustees of North American Funds (the "Trust"), acting pursuant to Section 4.1(a) of the Amended and Restated Agreement and Declaration of Trust, dated February 18, 1994 (the "Declaration of Trust"), hereby establish and designate 11 new Series of Shares (as defined in the Declaration of Trust), such Series to have the following special and relative rights:

         The 11 new Series of Shares shall be designated the (i) Mid Cap Value Fund, (ii) Stock Index Fund, (iii) Small Cap Index Fund, (iv) Socially Responsible Fund, (v) High Yield Bond Fund, (vi) Aggressive Growth Lifestyle Fund, (vii) Moderate Growth Lifestyle Fund, (viii) Conservative Growth Lifestyle Fund, (ix) Municipal Money Market Fund, (x) Science & Technology Fund, and (xi) Capital Appreciation Fund (the "New Funds").

         The New Funds shall have the relative rights and preferences described in Section 4.2 of the Declarations of Trust, provided that the Trustees, in their absolute discretion, may amend any previously established relative rights and preferences as they may deem necessary or desirable to enable the Trust to comply with the Investment Company Act of 1940, as amended, or other applicable law.


                                      * * *


         The following existing Series of Shares are hereby renamed as set forth in the table below:

              Current Name                        New Name
              ------------                        --------

              Growth Equity Fund                  Large Cap Growth Fund

              Small/Mid Cap Fund                  Mid Cap Growth Fund

              Emerging Growth Fund                Small Cap Growth Fund

              Growth and Income Fund              Growth & Income Fund

              National Municipal Bond Fund        Municipal Bond Fund

              Investment Quality Bond Fund        Core Bond Fund
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                                      * * *


         The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 4.1(b) of the Declaration of Trust, hereby create the following classes of Shares, within the meaning of Section 4.1(b):

         (1) with respect to the New Funds, five classes of Shares designated Class A Shares, Class B Shares, Class C Shares, Institutional Class I Shares, and Institutional Class II Shares; and

         (2) with respect to the 15 Series of Shares of the Trust existing prior to the date hereof, two classes of Shares designated Institutional Class I Shares and Institutional Class II Shares.

         Class A Shares, Class B Shares, Class C Shares, Institutional Class I Shares, and Institutional Class II Shares shall be entitled to all the rights and preferences accorded to Shares under the Declaration of Trust.

         The rights and preferences of Class A Shares, Class B Shares, Class C Shares, Institutional Class I Shares, and Institutional Class II Shares shall be established by the Trustees of the Trust in accordance with the Declaration of Trust and shall be set forth in the current Prospectuses and Statements of Additional Information of the Trust, as amended from time to time.

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         In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 28th day of February, 2000.


/s/ William F. Achtmeyer                    /s/ Don B. Allen
-------------------------------             ---------------------------
William F. Achtmeyer                        Don B. Allen

/s/ William F. Devin                        /s/ Bradford K. Gallagher
-------------------------------             ----------------------------
William F. Devin                            Bradford K. Gallagher

/s/ Kenneth J. Lavery
-------------------------------
Kenneth J. Lavery


         The Declaration of Trust, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the Declaration of Trust was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of the Declaration of Trust are not binding upon any of them or the shareholders of the Trust individually but are binding only upon the assets belonging to the Trust, or the particular Series of Shares or class in question, as the case may be.

                                      -3-